                                                            Reg. No. 333-

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D. C. 20549

                                  FORM S-3
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933



                           BELLSOUTH CORPORATION

          A Georgia                                   I.R.S. Employer
          Corporation                                 No. 58-1533433
                         1155 Peachtree Street, N.E.
                         Atlanta, Georgia 30309-3610
                        Telephone Number 404 249-2000

                        -----------------------------

     AGENT FOR SERVICE             Please send copies of all communications to:
     Keith B. Breeden                            C. B. Manning
  BellSouth Corporation                       BellSouth Corporation
     15G03 Campanile                             1800 Campanile
1155 Peachtree Street, N.E.                 1155 Peachtree Street, N.E.
Atlanta, Georgia 30309-3610                 Atlanta, Georgia 30309-3610
      404  249-3035                                404 249-2700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [ ]

If this Form is registering additional securities pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] 33 - ___________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] 33 - ___________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                       CALCULATION OF REGISTRATION FEE
=============================================================================================================
     Title of each                                    Proposed              Proposed
       class of                 Amount                maximum               maximum               Amount of
     securities to              to be              offering price           aggregate            registration
     be registered            registered             per share            offering price             fee
-------------------------------------------------------------------------------------------------------------
       Common Stock
        par value             10,000,000
     $1 per share (1)         shares (2)            $43.563   (3)          $435,630,000 (3)       $132,010
=============================================================================================================

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

(1) Includes preferred stock purchase rights under the BellSouth Corporation Shareholder Rights Agreement.

(2) If, prior to the completion of the distribution of the Common Stock covered by this registration statement, additional shares of Common Stock are issued or issuable as a result of a stock split or stock dividend, this registration statement shall be deemed to cover such additional shares resulting from the stock split or stock dividend pursuant to Rule 416.

(3) Calculated based upon the average of the high and low prices as reported by the New York Stock Exchange and published in the Wall Street Journal as of a date within five (5) business days prior to the date of filing this registration statement in accordance with Rule 457(c).

     This registration statement is filed in reliance upon Rule 429.

     Prospectus herein also relates to securities registered under Registration Statement No. 33-63173 pursuant to Rule 429.

                         ---------------------------

                                                                BELLSOUTH [LOGO]


YOUR DIRECT CONNECTION(SM)

[GRAPHIC]

BellSouth Direct Stock
Purchase and Dividend
Reinvestment Plan







                                                                Prospectus
                                                                February 7, 1997

--------------------------------------------------------------------------------
 TABLE OF CONTENTS

                                                            Page
BellSouth Direct Stock Purchase and Dividend Reinvestment
  Plan....................................................    1
BellSouth Corporation.....................................    1
The Plan:
  Summary of the Plan.....................................    2
  Administrator of the Plan...............................    3
  Inquiries: BellSouth Shareholder Services...............    3
  Enrollment..............................................    4
  Investment Options:
     Dividend Reinvestment................................    4
     Deposit Cash Dividends Electronically................    5
     Optional Cash Investments............................    6
  Purchase of Shares for the Plan.........................    6
  Sale of Shares for the Plan.............................    7
  Safekeeping of your Stock Certificates and Book Entry...    8
  Gifts or Transfers of Shares............................    9
  Issuance of Certificates................................    9
  Plan Service Fees.......................................   10
  Tracking Your Investments...............................   10
  U.S. Federal Income Tax Information.....................   10
Miscellaneous
  Available Information/Incorporation of Documents by
     Reference............................................   11
  Stock Splits, Stock Dividends and Other Distributions...   12
  Voting of Proxies.......................................   12
  Responsibility of Administrator and BellSouth
     Corporation..........................................   12
  Legal Matters...........................................   13
  Plan Modification or Termination........................   13
  Change of Eligibility; Termination......................   13
  Foreign Participation...................................   13
  Independent Public Accountants..........................   13

--------------------------------------------------------------------------------
 BELLSOUTH DIRECT STOCK PURCHASE AND DIVIDEND REINVESTMENT PLAN

This Prospectus describes the BellSouth Direct Stock Purchase and Dividend Reinvestment Plan effective March 1, 1997. The Plan promotes long-term ownership in BellSouth Corporation by offering:

  - A simple, cost-effective method for purchasing shares of BellSouth stock directly from the Company;

  - A way to increase your holdings in BellSouth by reinvesting your cash dividends;

  - The opportunity to purchase additional shares by making optional cash investments.

You do not have to be a current shareholder of BellSouth to participate in the Plan. You can purchase your first shares of BellSouth stock through the Plan, by making an initial investment of $500 or more, which includes an enrollment fee of $10. If you currently participate in BellSouth's dividend reinvestment plan, you are automatically enrolled in the Plan.

--------------------------------------------------------------------------------
 BELLSOUTH CORPORATION

BellSouth is a communications services company. It provides local and toll telephone, wireless communications, directory advertising and publishing, video, Internet and information services to more than 25 million customers in 17 countries. Although BellSouth traces its roots back to the Bell System, it was incorporated in 1983 under the laws of the State of Georgia. Its principal executive offices are located at 1155 Peachtree Street, N.E., Atlanta, Georgia 30309-3610, and its telephone number is (404) 249-2000.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAVE DETERMINED IF THIS PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
 SUMMARY OF THE PLAN

- ENROLLMENT: New shareholders can join by making an initial investment of at least $500, which includes an enrollment fee of $10. Shareholders enrolled in the current dividend reinvestment plan are automatically enrolled in the new Plan. No action is required for current participants. Other existing BellSouth shareholders can participate by submitting a completed Enrollment Form. If your shares are held in a brokerage account, you may participate directly by registering some or all of your shares in your name. The $10 enrollment fee does not apply to existing shareholders joining the Plan.

- REINVESTMENT OF DIVIDENDS: You can reinvest all or a portion of your cash dividends toward the purchase of additional shares of BellSouth stock without paying trading fees. In order to take advantage of the dividend reinvestment option, you must reinvest the dividends on at least five shares.

- OPTIONAL CASH INVESTMENTS: After you are enrolled in the Plan, you can buy additional shares of BellSouth stock without paying any fees. You can invest a minimum of $50 at any one time, up to $100,000 in the aggregate per calendar year. You can pay by check or have your payment automatically withdrawn from your bank account.

- FULL INVESTMENT: Full investment of your dividends is possible because the Company will credit your account with both whole and fractional shares. BellSouth pays dividends on both whole shares and fractional shares.

- SAFEKEEPING OF CERTIFICATES: You can deposit your BellSouth stock certificates with BellSouth Shareholder Services for safekeeping at no cost to you. A certificate for your shares will be sent to you, free of charge, upon request.

- GIFTS OR TRANSFERS OF SHARES: You can give or transfer your BellSouth shares to others.

- SELL SHARES CONVENIENTLY: If you choose to sell the BellSouth stock held in your Plan account, you will pay fees lower than those typically charged by stockbrokers.

- TRACKING YOUR INVESTMENT: You will receive a statement or a notification after each transaction. Statements provide the details of the transaction and show the share balance in your Plan account.

--------------------------------------------------------------------------------
 ADMINISTRATOR OF THE PLAN

BellSouth has designated The Chase Manhattan Bank to administer the Plan and act as Agent for the participants. The Chase Manhattan Bank has designated its affiliates, ChaseMellon Shareholder Services, L.L.C. and Chase Securities Inc., and other agents to perform certain services for the Plan. These companies will purchase and hold shares of stock for Plan participants, keep records, send statements, and perform other duties required by the Plan.

THE ADMINISTRATOR MAY BE CONTACTED AT BELLSOUTH SHAREHOLDER SERVICES AS DETAILED BELOW.

--------------------------------------------------------------------------------
 INQUIRIES: BELLSOUTH SHAREHOLDER SERVICES

For information about the BellSouth Direct Stock Purchase and Dividend Reinvestment Plan:

        Call BellSouth Shareholder Services:      1-800-631-6001
        Outside the United States call collect:   (212) 946-7440
        FAX:                                      (201) 329-8990
        Internet:                                 WWW.BELLSOUTH.COM

Written requests and notices should be mailed as follows:

------------------------------------------         ------------------------------------------
     Send correspondence and all requests               Send Optional Cash Investments
     except Optional Cash Investments to:               to:
     BELLSOUTH SHAREHOLDER SERVICES                     BELLSOUTH SHAREHOLDER SERVICES
     WASHINGTON BRIDGE STATION                          OPTIONAL CASH INVESTMENTS
     P.O. BOX 465                                       P.O. BOX 371-987
     NEW YORK, N.Y. 10033-0465                          PITTSBURGH, PA 15250-7987
     Please include your daytime telephone              Make check or money order payable to
     number.                                            BellSouth Corporation in U.S.
                                                        dollars. Please use transaction stub
                                                        at bottom of statement.
------------------------------------------         ------------------------------------------

--------------------------------------------------------------------------------
 ENROLLMENT

You are eligible to participate in the Plan if you meet the requirements outlined below. If you live outside the U.S., you should first determine if there are any governmental regulations that would prohibit your participation in the Plan.

- IF YOU DO NOT CURRENTLY OWN ANY BELLSOUTH STOCK, you can join the Plan by making an initial investment of at least $500, but not more than $100,000. You can get started in the Plan by returning a completed Enrollment Form to BellSouth Shareholder Services along with your check or money order payable to BellSouth Corporation. A $10 enrollment fee will be deducted from your initial investment. The Administrator will arrange for the purchase of shares for your account but will not pay interest on amounts held pending investment. Please allow two weeks for your account to be established, initial shares to be purchased and a statement mailed to you. (See "Purchase of Shares for the Plan" on page 6.)

- IF YOU ALREADY OWN BELLSOUTH STOCK AND THE SHARES ARE REGISTERED IN YOUR NAME, you may join the Plan by returning a completed Enrollment Form to BellSouth Shareholder Services. If you have been participating in the BellSouth Shareholder Dividend Reinvestment and Stock Purchase Plan, you will be automatically enrolled in the BellSouth Direct Stock Purchase and Dividend Reinvestment Plan and need not send in an Enrollment Form or take any other action unless you want to make a change.

- IF YOUR SHARES ARE HELD IN A BROKERAGE, BANK OR OTHER INTERMEDIARY ACCOUNT, and you wish to participate directly in the Plan, you should direct your broker, bank, or trustee to register some or all of your BellSouth shares directly in your name. You can then get started in the Plan by returning a completed Enrollment Form to BellSouth Shareholder Services.

--------------------------------------------------------------------------------
 INVESTMENT OPTIONS

Once enrolled in the Plan, you have the following choices:

- DIVIDEND REINVESTMENT: You can choose to reinvest all or a portion of the regular cash dividends paid on your shares held in the Plan toward the purchase of additional shares of BellSouth stock. To participate in the reinvestment feature of the Plan, you must elect to reinvest the dividends on a minimum of five shares. If the number of shares on which dividends are reinvested falls below five shares, you will receive a check for the full amount of the dividend. You can change your dividend reinvestment election at any time by notifying BellSouth Shareholder Services. For a particular dividend to be reinvested, your notification must be received prior to the record date for that dividend. (The record date is normally 20 days prior to the payment date.)

If you elect to reinvest your dividends, you must choose one of the following when completing the Dividend Reinvestment section of the Enrollment Form:

                           FULL DIVIDEND REINVESTMENT

     Purchase additional shares by reinvesting all of your cash dividends.

                         PARTIAL DIVIDEND REINVESTMENT

   If you choose to reinvest less than all of your dividends, you must select one of the following options:

   OPTION 1. Receive a cash dividend payment based on the number of full shares you specify. Reinvest the dividends on all remaining shares. This option allows you to receive a fixed amount of cash each quarter (assuming the dividend stays the same).

   OPTION 2. Reinvest dividends based on the number of full shares you specify. Receive a cash dividend payment on all remaining shares. This option allows you to receive an increasing amount of cash each quarter (again, assuming the dividend stays the same).

   DEPOSIT CASH DIVIDENDS ELECTRONICALLY: If you choose partial dividend reinvestment, you can have all of your cash dividends deposited directly into your bank account instead of receiving a check by mail -- just complete the appropriate sections of the Enrollment Form or notify BellSouth Shareholder Services. Direct Deposit Authorization Forms will be acted upon as soon as possible after they are received. You can change your designated bank account for direct deposit or discontinue this feature by notifying BellSouth Shareholder Services.

- OPTIONAL CASH INVESTMENTS: You can purchase additional shares of BellSouth stock by using the Plan's optional cash investment feature. You must invest at least $50 at any one time and cannot invest more than $100,000 in a calendar year. Interest will not be paid on amounts held pending investment.

        BY CHECK OR MONEY ORDER: You may make optional cash investments by sending a check or money order payable to BellSouth Corporation. Do not send cash. To facilitate processing of your investment, please use the transaction stub located on the bottom of your statement. Mail your investment and transaction stub to the address specified on the statement. You may not sell or withdraw shares purchased by check for a period of 14 days from the receipt of the check. A $25 fee will be assessed for a check that is returned for insufficient funds.

        BY AUTOMATIC WITHDRAWAL FROM YOUR BANK ACCOUNT: If you wish to make regular monthly purchases, you can authorize an automatic monthly withdrawal from your bank account. This feature enables you to make ongoing investments without writing a check. Funds will be deducted from your account on the 15th day of each month. If this date falls on a bank holiday or weekend, funds will be deducted on the next business day. Please allow four to six weeks for the first automatic monthly withdrawal to be initiated. You must notify BellSouth Shareholder Services in writing to change or terminate automatic withdrawal.

--------------------------------------------------------------------------------
 PURCHASE OF SHARES FOR THE PLAN

- PURCHASE INTERVALS: The Administrator will make arrangements to use initial and optional cash investments to purchase BellSouth shares as promptly as practical, but at least once each week. The Administrator will use reinvested dividends to purchase shares on a quarterly basis. Purchases may be made over a number of days to meet the requirements of the Plan.

- SOURCE AND PRICING OF SHARES:

  SOURCE OF SHARES: Stock needed to meet the requirements of the Plan will either be purchased in the open market or issued directly by BellSouth from authorized but unissued shares or treasury shares.

  SHARES PURCHASED IN THE OPEN MARKET: If the shares are purchased in the open market, your price per share will be the weighted average price of shares purchased to satisfy Plan requirements. Trading fees incurred by the Plan for purchases will be paid by BellSouth and will be reported to you as taxable income. All fractional shares are calculated to four decimals and are credited to your account.

  SHARES PURCHASED FROM BELLSOUTH: If the shares are purchased from BellSouth, your price per share for initial and optional cash investments will be the average of the daily high and low sale prices quoted on the New York Stock Exchange (NYSE) Composite Transactions listing for the day the shares are purchased. For quarterly reinvestment of dividends, your price per share will be the average of the daily high and low sale prices quoted on the NYSE Composite Transactions listing for the three day period surrounding the dividend payment date. If there is no trading of BellSouth stock on the NYSE for a substantial period of time during the pricing period, then the price per share will be determined by BellSouth on the basis of such market quotations as it considers appropriate.

+ TIMING AND CONTROL: Because the Administrator will arrange for the purchase of shares on behalf of the Plan, neither BellSouth Corporation nor any participant in the Plan has the authority or power to control either the timing or pricing of shares purchased or the selection of the broker making the purchases. Therefore, you will not be able to precisely time your purchases through the Plan, and will bear the market risk associated with fluctuations in the price of BellSouth's stock. That is, if you send in an initial or optional cash investment, it is possible that the market price of BellSouth stock could go up or down before the broker purchases stock with your funds. In addition, you will not earn interest on initial or optional cash investments for the period before the shares are purchased.

--------------------------------------------------------------------------------
 SALE OF SHARES FOR THE PLAN

You can sell any number of shares held in your Plan account or book entry form by notifying BellSouth Shareholder Services. The Administrator will arrange for sales to be made at least weekly. Sales may be made more frequently if volume dictates. The sale price will be the weighted average price of all shares sold for Plan participants during that period. You will receive the proceeds of the sale less a $10 sales transaction fee, a trading fee, and any required tax withholdings. (See "Plan Service Fees" on page 10.)

You can choose to sell your shares through a stockbroker of your choice, in which case you should request a certificate for your shares from BellSouth Shareholder Services. (See "Issuance of Certificates" on page 9.)

Please note that if your total holdings fall below one share, the Administrator will liquidate the fractional share, remit the proceeds to you, less any applicable fees, and close your Plan account.

TIMING AND CONTROL: Because the Administrator will sell the shares on behalf of the Plan, neither BellSouth Corporation nor any participant in the Plan has the authority or power to control the timing or pricing of shares sold or the selection of the broker making the sales. Therefore, you will not be able to precisely time your sales through the Plan, and will bear the market risk associated with fluctuation in the price of BellSouth's stock. That is, if you send in a request to sell shares, it is possible that the market price of BellSouth stock could go down or up before the broker sells your shares. In addition, you will not earn interest on a sales transaction.

--------------------------------------------------------------------------------
 SAFEKEEPING OF YOUR STOCK CERTIFICATES AND BOOK ENTRY

Shares of BellSouth stock that you buy under the Plan will be maintained in your Plan account for safekeeping in book entry form. You will receive a periodic statement detailing the status of your holdings. For more information, see "Tracking Your Investments" on page 10. Any BellSouth shareholder may use the Plan's "safekeeping" service to deposit their BellSouth stock certificates at no cost. Safekeeping is beneficial because you no longer bear the risk and cost associated with the loss, theft, or destruction of stock certificates. With safekeeping, you have the option of receiving cash dividends, reinvesting your dividends (provided that you reinvest the dividends on a minimum of five shares) or taking advantage of the sale of shares feature of the Plan. Certificates will be issued only upon written request to BellSouth Shareholder Services. (See "Issuance of Certificates" on page 9.)

To use the safekeeping service, send your certificates to BellSouth Shareholder Services by registered mail with written instructions to deposit them in safekeeping. If you use registered mail, your certificates will be automatically covered by an Administrator blanket bond up to the first $100,000 of value. Do not endorse the certificates or complete the assignment section.

--------------------------------------------------------------------------------
 GIFTS OR TRANSFERS OF SHARES

YOU CAN GIVE OR TRANSFER BELLSOUTH SHARES TO ANYONE YOU CHOOSE BY:

     - Making an initial $500 cash investment to establish an account in the recipient's name; or
     - Submitting an optional cash investment on behalf of an existing shareholder in the Plan in an amount not less than $50 nor more than $100,000; or
     - Transferring shares from your account to the recipient.

You must transfer a whole number of shares unless you transfer your entire account. You may transfer shares to new or existing shareholders. BellSouth Shareholder Services will automatically place such new accounts in full dividend reinvestment status, providing the new account has a minimum of five shares. New participants, at their discretion, may elect another option. If you participate in dividend reinvestment and your request to either transfer all of your shares or make a partial sale and transfer the balance of your shares is received between the ex-dividend and the dividend record date, the processing of your request may be held until after your account is credited with reinvested dividends. This hold period could be as long as four weeks.

You must have your signature guaranteed by a financial institution participating in the Medallion Guarantee program. The Medallion Guarantee program ensures that the individual signing the certificate is in fact the registered owner as it appears on the stock certificate or stock power.

If you need additional assistance, please call BellSouth Shareholder Services at 1-800-631-6001.

--------------------------------------------------------------------------------
 ISSUANCE OF CERTIFICATES

You can withdraw all or some of the shares from your Plan account by notifying BellSouth Shareholder Services.

Certificates will be issued for whole shares only. In the event your request involves a fractional share, a check (less any applicable fees) for the value of the fractional share will be mailed to you. You should receive your certificate within two to three weeks of mailing your request.

Certificates will be issued in the name(s) in which the account is registered, unless otherwise instructed. If the certificate is issued in a name other than your Plan account registration, the signature on the instructions or stock power must be guaranteed by a financial institution participating in the Medallion Guarantee program, as described above.

--------------------------------------------------------------------------------
 PLAN SERVICE FEES
ENROLLMENT FEE FOR NEW INVESTORS...................$10.00 per account enrollment
PURCHASE OF SHARES.....................................................No Charge
SALE OF SHARES (partial or full):
  Transaction Fee....................................$10.00 per sale transaction
  Trading Fee....................................................$0.08 per share
REINVESTMENT OF DIVIDENDS..............................................No Charge
OPTIONAL CASH INVESTMENTS VIA CHECK OR AUTOMATIC
  INVESTMENT...........................................................No Charge
GIFT OR TRANSFER OF SHARES.............................................No Charge
SAFEKEEPING OF STOCK CERTIFICATES......................................No Charge
CERTIFICATE ISSUANCE...................................................No Charge
RETURNED CHECKS.................................................$25.00 per check
DUPLICATE STATEMENTS
  Current year.........................................................No Charge
  Prior year(s)......................................$10.00 flat fee per request

The Administrator will deduct the applicable fees from either the initial investment or proceeds from a sale.

--------------------------------------------------------------------------------
 TRACKING YOUR INVESTMENTS

If you participate in dividend reinvestment, BellSouth Shareholder Services will mail you a quarterly statement showing all transactions (shares, amounts invested, purchase prices) for your account including year-to-date and other account information. Supplemental statements or notices will be sent when you make an initial or optional cash investment or a deposit, transfer or withdrawal of shares.

If you do not participate in dividend reinvestment, BellSouth Shareholder Services will mail you a statement or notice confirming any transactions you make. If you continue to be enrolled in the Plan, but have no transactions, BellSouth Shareholder Services will mail you an annual statement of your holdings.

Please retain your statements to establish the cost basis of shares purchased under the Plan for income tax and other purposes.

You should notify BellSouth Shareholder Services promptly of any change in address since all notices, statements and reports will be mailed to your address of record.

--------------------------------------------------------------------------------
 U.S. FEDERAL INCOME TAX INFORMATION

Cash dividends reinvested under the Plan will be taxable as having been received by you even though you have not actually received them in cash. You will receive an annual statement from the Administrator indicating the amount of reinvested dividends reported to the U.S. Internal Revenue Service as dividend income. The statement will also reflect any trading fees paid by BellSouth on your behalf for purchases of shares.

You will not realize gain or loss for U.S. Federal income tax purposes upon the transfer of shares to the Plan or the withdrawal of whole shares from the Plan. You will, however, generally realize gain or loss upon the sale of shares (including the receipt of cash for fractional shares) held in the Plan.

Plan participants who are non-resident aliens or non-U.S. corporations, partnerships or other entities generally are subject to a withholding tax on dividends paid on shares held in the Plan. The Administrator is required to withhold from dividends paid the appropriate amount determined in accordance with U.S. Treasury regulations. Any applicable withholding tax may be determined by treaty between the U.S. and the country in which such participant resides. Accordingly, the amount of any dividends, net of the applicable withholding tax, will be credited to participant Plan accounts for the investment in additional common stock.

The above summary is not a comprehensive summary of all of the tax considerations that may be relevant to a participant in the Plan. Therefore, you are urged to consult your tax advisors regarding the consequences of participation in the Plan.

You should rely only on the information incorporated by reference or provided in this prospectus or in any prospectus supplement. BellSouth has authorized no one to provide you with different information. BellSouth is not making an offer of to sell stock in any state or country where the offer is not permitted. You should not assume that the information in this prospectus or the prospectus supplement is accurate as of any date other than the date on the front of the document.

--------------------------------------------------------------------------------
 MISCELLANEOUS

AVAILABLE INFORMATION/INCORPORATION OF DOCUMENTS BY REFERENCE
BellSouth files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information BellSouth files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. BellSouth's SEC filings are also available to the public from commercial document retrieval services, on its website at "http://www.bellsouth.com", and at the website maintained by the SEC at "http://www.sec.gov."

The SEC allows BellSouth to "incorporate by reference" the information it files with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. The documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the Plan is terminated comprise the incorporated documents:

(a) Annual Report on Form 10-K for the year ended December 31, 1995;

(b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996; June 30, 1996 and September 30, 1996; and

(c) Current Reports on Form 8-K for January 22, 1996, April 18, 1996, July 17, 1996 and October 17, 1996.

Upon request BellSouth will provide, without charge, a copy of any or all of the documents incorporated by reference in this document (other than exhibits to such documents, unless the exhibits are specifically incorporated by reference in such documents). Your requests for copies should be directed to BellSouth Investor Relations, 1155 Peachtree Street, Room 14B06, Atlanta, GA 30309-3610 (Telephone: 1-800-241-3419).

STOCK SPLITS, STOCK DIVIDENDS AND OTHER DISTRIBUTIONS
In the event dividends are paid in BellSouth common stock, or if BellSouth common stock is distributed in connection with any stock split or similar transaction, each account will be adjusted to reflect the receipt of the common stock so paid or distributed.

VOTING OF PROXIES
BellSouth will mail you proxy materials including a proxy card representing both the shares for which you hold certificates and the shares, full and fractional, in your Plan account. The proxy will be voted as indicated by you. If you do not return the proxy card or if you return it unsigned, none of your shares will be voted.

RESPONSIBILITY OF ADMINISTRATOR AND BELLSOUTH CORPORATION
Neither BellSouth Corporation nor the Administrator will be liable for any act they do in good faith or for any good faith omission to act. This includes, without limitation, any claims of liability for:

     - failure to terminate your account upon your death prior to receiving written notice of such death; or

     - relating to purchases or sales prices reflected in your Plan account or the dates of purchases or sales of your Plan shares; or

     - for any fluctuation in the market value after purchase or sale of shares.

The payment of dividends is at the discretion of BellSouth's Board of Directors and will depend upon future earnings, the financial condition of BellSouth Corporation and other factors. The Board may change the amount and timing of dividends at any time without notice.

Neither BellSouth Corporation nor the Administrator can assure you a profit or protect you against a loss on the shares you purchase under the Plan.

LEGAL MATTERS
Mr. Walter H. Alford, Executive Vice President and General Counsel of BellSouth Corporation, has given his opinion regarding the validity of the Common Stock covered by this Prospectus. Mr. Alford owns common stock and is eligible to participate in the Plan.

PLAN MODIFICATION OR TERMINATION
BellSouth Corporation reserves the right to suspend, modify or terminate the Plan at any time. You will receive notice of any such suspension, modification or termination. BellSouth and the Administrator also reserve the right to change any administrative procedures of the Plan.

CHANGE OF ELIGIBILITY; TERMINATION
BellSouth reserves the right to deny, suspend or terminate participation by a shareholder who is using the Plan for purposes inconsistent with the intended purpose of the Plan. In such event, BellSouth Shareholder Services will notify you in writing and will continue to safekeep your shares but will no longer accept optional cash investments or reinvest your dividends. BellSouth Shareholder Services will issue a certificate to you upon written request.

FOREIGN PARTICIPATION
If you live outside of the U.S., you should first determine if there are any laws or governmental regulations that would prohibit your participation in the Plan. BellSouth reserves the right to terminate participation of any shareholder if it deems it advisable under any foreign laws or regulations.

INDEPENDENT PUBLIC ACCOUNTANTS
The financial statements of BellSouth Corporation are included in its Annual Report on Form 10-K for the year ended December 31, 1995. Coopers & Lybrand L.L.P., as experts in accounting and auditing, have audited the financial statements and have issued their report, which refers to BellSouth's required changes in certain methods of accounting during the years covered by their report.

                               BELLSOUTH [LOGO]

                                   PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

            Registration Fee ....................................... $132,010
            Accountants' Fees.......................................    3,500*
            Miscellaneous Expenses..................................   10,000*
            Blue Sky Fees and Expenses..............................      -0-
                                                                     --------
            Total................................................... $145,510*
                                                                     ========


            * Estimated. Total expenses exclude an estimated $1,930,000 of annual recurring costs for the operation of the Plan.


Item 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.


                  INDEMNIFICATION OF DIRECTORS AND OFFICERS


As authorized by the Georgia Business Corporation Code (the "GBCC"), BellSouth's Restated Articles of Incorporation limit the monetary liability of its directors to BellSouth or its shareholders for any breach of their duty of care or any other duty as a director except (i) for misappropriation of any business opportunity of BellSouth (ii) for acts or omissions not in good faith or which constitute intentional misconduct or a knowing violation of law, (iii) for liability for certain unlawful distributions, or (iv) for any transaction from which the director derived an improper personal benefit.

As authorized by the GBCC, the shareholders of BellSouth have adopted an amendment to the By-laws expanding directors and officers indemnification rights and approved a form of Indemnity Agreement which BellSouth may enter with its directors or officers. A person with whom BellSouth has entered into such an Indemnity Agreement (an "Indemnitee") shall be indemnified against liabilities and expenses related to such person's capacity as an officer or director or to capacities served with other entities at the request of BellSouth, except for claims excepted from the limited liability provisions described above. An Indemnitee is also entitled to the benefits of any directors' and officers' liability insurance policy maintained for BellSouth and in the event of a "change in control" of BellSouth, obligations under the Indemnity Agreement will be secured with a letter of credit in favor of the Indemnitee in an amount of not less than $1,000,000. BellSouth has entered into Indemnity Agreements with each of its directors.

The GBCC generally empowers a corporation, without shareholder approval, to indemnify directors against liabilities in proceedings to which they are named by reason of serving as a director of the corporation, if such person acted in a manner believed in good faith to be in or not opposed to the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Without shareholder approval, indemnification is not permitted of a director adjudged liable to the corporation in a proceeding by or in the right of the corporation or a proceeding in which the director is adjudged liable based on a personal benefit improperly received, absent judicial determination that, in view of the circumstances, such person is fairly and reasonably entitled to indemnification of reasonable expenses incurred.

The GBCC permits indemnification and advancement of expenses to officers who are not directors, to the extent consistent with public policy. The GBCC provides for mandatory indemnification of directors and officers who are successful in defending against any proceeding to which they are named because of their serving in such capacity.

BellSouth's By-laws also provide that BellSouth shall indemnify any person made or threatened to be made a party to any action (including any action by or in the right of BellSouth) by reason of service as a director or officer of BellSouth (or of another entity at BellSouth's request), against liabilities and expenses if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of BellSouth (and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful), to the maximum extent permitted by the GBCC.

The general limitations in the GBCC as to indemnification may be superseded to the extent of the limited liability provisions (with respect to directors) and the Indemnity Agreements, as authorized by the shareholders and as described above.

The directors and officers of BellSouth are covered by liability insurance policies pursuant to which (a) they are insured against loss arising from certain claims made against them, jointly or severally, during the policy period for any actual or alleged breach of duty, neglect, error, misstatement, misleading statements, omission or other wrongful act and (b) BellSouth is entitled to have paid by the insurers, or to have the insurers reimburse BellSouth for amounts paid by it, in respect of such claims if BellSouth is required to indemnify officers and directors for such claims. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, (the "Securities Act"), which may be permitted to directors, officers or persons controlling BellSouth pursuant to the foregoing provisions, BellSouth has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 16.   EXHIBITS.

Exhibits identified in parentheses below, on file with the SEC, are incorporated herein by reference as exhibits hereto.

     Exhibit
     Number
     ------
       4    Articles of Incorporation of BellSouth (Exhibit 3a to Form 10-K for
            the year ended December 31, 1990).

       4-a  BellSouth Corporation Shareholder Rights Agreement (Exhibit 4-b to
            Form 8-K for November 27, 1989).

       4-b  Articles of Amendment to Articles of Incorporation of BellSouth
            Corporation.(Exhibit 3a-1 to Form 10-Q for the quarter ended
            September 30, 1995, File No. 1-8607)

       4-c Bylaws of BellSouth Corporation. (Exhibit 3b to Form 10-Q for the quarter ended September 30, 1994, File No. 1-8607).

       5 Opinion of Walter H. Alford as to the legality of the securities to be issued.

      23-a  Consent of Coopers & Lybrand L.L.P., independent accountants.

      23-b Consent of Walter H. Alford is contained in the opinion of counsel filed as Exhibit 5.

      24 Powers of Attorney executed by officers and directors of BellSouth who signed this Registration Statement.

ITEM 17.    UNDERTAKINGS.

The undersigned registrant hereby undertakes:

     (1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta and State of Georgia, on the 4th day of February 1997.


                                      BELLSOUTH CORPORATION


                                      By /s/ Ronald M. Dykes
                                         ---------------------------------------
                                         Ronald M. Dykes
                                         Executive Vice President and
                                         Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


PRINCIPAL EXECUTIVE OFFICER:
F. Duane Ackerman*
President and
Chief Executive Officer

PRINCIPAL FINANCIAL OFFICER:
Ronald M. Dykes*
Executive Vice President and Chief Financial Officer

PRINCIPAL ACCOUNTING OFFICER:
W. Patrick Shannon*
Vice President and Controller

DIRECTORS:

       F. Duane Ackerman*                       Phyllis Burke Davis*
       Reuben V. Anderson*                      John G. Medlin, Jr.*
       James H. Blanchard*                      Robin B. Smith*
       J. Hyatt Brown* C.                       Dixon Spangler, Jr.*
       John L. Clendenin*                       Ronald A. Terry*
       Armando M. Codina*                       Thomas R. Williams*
       Marshall M. Criser*                      J. Tylee Wilson*




                                      *By /s/ Ronald M. Dykes
                                          --------------------------------------
                                          Ronald M. Dykes
                                          (Individually and as Attorney-in-Fact)
                                          February 4, 1997

---------------------------
     * by power of attorney

                                 EXHIBIT INDEX



     Exhibit
     Number
     ------
       5    Opinion of Walter H. Alford as to the legality of the securities to be issued.

      23-a  Consent of Coopers & Lybrand L.L.P., independent accountants.

      23-b Consent of Walter H. Alford is contained in the opinion of counsel filed as Exhibit 5.

      24 Powers of Attorney executed by officers and directors of BellSouth who signed this Registration Statement.